Exhibit 99.3

CERTIFICATE OF CONVERSION
OF
FLIR SYSTEMS, INC.
(an Oregon corporation)
TO
FLIR SYSTEMS, INC.
(a Delaware corporation)

This Certificate of Conversion, dated May 12, 2020, is being duly executed and filed by FLIR Systems, Inc., an Oregon corporation (the “Oregon Corporation”), to convert the Oregon Corporation to FLIR Systems, Inc., a Delaware corporation (the “Corporation”), pursuant to Section 265 of the General Corporation Law of the State of Delaware (the “General Corporation Law”).
1.    The Oregon Corporation was first incorporated as a stock corporation on March 8, 1978 under the laws of the State of Oregon and was a stock corporation under the laws of the State of Oregon immediately prior to the filing of this Certificate of Conversion.

2.    The name of the Oregon Corporation immediately prior to the filing of this Certificate of Conversion was FLIR Systems, Inc. Immediately prior to the filing of this Certificate of Conversion, the Oregon Corporation was a stock corporation under the laws of the State of Oregon.

3.    The name of the Corporation as set forth in its certificate of incorporation filed in accordance with Section 265(b) of the General Corporation Law is FLIR Systems, Inc.

4.    The conversion of the Oregon Corporation to the Corporation shall be effective at 12:00 p.m. Eastern time on May 20, 2020.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the date first-above written.
FLIR SYSTEMS, INC.,
an Oregon corporation

By: /s/ Sonia Galindo
Name: Sonia Galindo
Title: Senior Vice President, General Counsel
and Secretary